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                                                                   EXHIBIT 10.10

                              MANAGEMENT AGREEMENT

Entered into as of ________________ in C between:

 A with an office in Hartford, this Agreement as A represented by:

 B , referred to in this Agreement as B , represented by:

                                    Article 1

 B is a Polish economic entity conducting activities in the territory of the Republic of Poland and outside its borders.

                                    Article 2

 A is a United States of America economic entity.

                                    Article 3

 A will provide to B organizational and consulting services pertaining to the realization of B's objectives according to Article 5 of B's Deed of Association.

                                    Article 4

Obligations outlined in Article 3 of this Agreement relate, in particular, to the construction and exploitation of a cable television system in the region of C (the " C System").

                                    Article 5

The parties agree that A will receive from B a consulting management fee as compensation for services provided pursuant to Article 3 and 4 of this Agreement.

                                    Article 6

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The services and expenses for which the consulting management fee described in
Article 5 is due include:

                 1.       Organization consulting on behalf of  B .

                 2. Organization activity directed to the fulfillment of Article of B Deed of Association.

                                    Article 7

The parties agree that for the fiscal year and for each year thereafter the consulting management fee defined in Article 5 of this Agreement will be
equal to an equivalent of USD $ (Dollars 00/100) for the           System.
Accrued management fees will become payable when and to the extent that B net income exceeds zero.

                                    Article 8

The amount determined in Article 7 was based on the feasibility study which served as a basis for the issuance of the permit .

                                    Article 9

The agreement shall continue until           and shall be automatically
renewed for successive one (1) year periods unless terminated in writing by either party at least thirty (30) days prior to the then existing term.

                                   Article 10

This Agreement shall be binding on and inure to the parties' successors and assigns. This Agreement relates to the operation of the C System. A hereby acknowledges and agrees the B may assign all or a portion of rights granted to it herein to any entity(ies) continuing to operate the C System without the prior consent of A . Any such entity(ies) shall consent to be bound by the obligations of B to A hereunder. A may assign its rights and obligations hereunder to an affiliated entity capable of performing the services hereunder without the prior consent of B .

                                   Article 11

Matters unregulated by this Agreement will be governed by the Civil Code.

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                                   Article 12

Potential disputes will be resolved by courts headquartered in the United
States.

                                   Article 13

This Agreement was prepared in two counterparts, one for each party.

 A

By:
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 B

By:
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